                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Celeris Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [CELERIS LOGO]



                               CELERIS CORPORATION
                         1801 WEST END AVENUE, SUITE 750
                           NASHVILLE, TENNESSEE 37203

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Celeris Corporation (the "Company"), to be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, on May 30, 2001, at 10 a.m. (Central time).

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the Annual Meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Paul R. Johnson, Secretary and Chief Financial Officer of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.


                                    Sincerely,


                                    /s/ Barbara A. Cannon
                                    --------------------------------------------
                                    Barbara A. Cannon
                                    President and Chief Executive Officer


Nashville, Tennessee
April 23, 2001

                               CELERIS CORPORATION
                         1801 WEST END AVENUE, SUITE 750
                           NASHVILLE, TENNESSEE 37203



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 2001

TO THE SHAREHOLDERS OF CELERIS CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Celeris Corporation, a Minnesota corporation (the "Company") will be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, on May 30, 2001, 10 a.m. (Central time).

     The Annual Meeting is being held for the following purposes:

     1. To elect six directors, each to serve for a one-year term or until his or her respective successor is duly elected and qualified.

     2. To approve the First Amendment to the Celeris Corporation Employee Stock Purchase Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 9, 2001 WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING AND ANY ADJOURNMENT THEREOF. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO PAUL R. JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER OF THE COMPANY. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.


                                    BY ORDER OF THE
                                    BOARD OF DIRECTORS,


                                    /s/ Barbara A. Cannon
                                    --------------------------------------------
                                    Barbara A. Cannon
                                    President and Chief Executive Officer


Nashville, Tennessee
April 23, 2001

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 30, 2001

                           --------------------------

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Celeris Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (or any adjournment thereof) to be held at Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, at 10 a.m. (Central time), on May 30, 2001 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company is soliciting the accompanying proxy. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 23, 2001.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and employees of the Company who will receive no additional compensation.

                   VOTING, EXECUTION AND REVOCATION OF PROXIES

     Only shareholders of record at the close of business on April 9, 2001, the record date, will be entitled to notice of and to vote at the Annual Meeting. On April 9, 2001, the Company had 3,315,786 shares of common stock, $.01 par value (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on all matters to come before the Annual Meeting. There is no cumulative voting.

     Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for director named in this Proxy Statement and (ii) for the approval of the First Amendment to the Celeris Corporation Employee Stock Purchase Plan. The Company has not received notice of any other proposals to be presented at the Annual Meeting. Accordingly, the shares represented by a proxy will be voted in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting. If a shareholder returns a proxy and abstains from voting on any matter, or, in the case of the election of directors, withholds authority to vote with respect to any or all nominees, the shares represented by such proxy will be considered present for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained or withheld authority. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present and entitled to vote with respect to such matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO THE COMPANY. ANY SUCH WRITTEN NOTICE OF REVOCATION OR SUBSEQUENTLY DATED PROXY SHOULD BE MAILED OR DELIVERED TO PAUL R. JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER, CELERIS CORPORATION, 1801 WEST END AVENUE, SUITE 750, NASHVILLE, TENNESSEE 37203. YOUR PROMPT CONSIDERATION WILL BE GREATLY APPRECIATED.

     A COPY OF THE COMPANY'S 2000 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2000, ACCOMPANIES THIS PROXY STATEMENT.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

     The Board of Directors recommends that the number of directors to be elected for the coming year be set at six and that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are elected and qualified. Unless authority to vote for one or more nominees is withheld as specified in the proxy card, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. All of the nominees are members of the present Board of Directors. Each of the nominees has consented to serve as director, if elected. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     Certain biographical information regarding the nominees for election as Directors, including the nominee's name, age, principal occupation, business experience and period of service as a director of the Company is set forth below.

     BARBARA A. CANNON (age 49) - Ms. Cannon has served as a Director and President and Chief Executive Officer since joining the Company in October 1997. Prior to joining the Company, Ms. Cannon was a consultant from September 1996 to September 1997. She also served as acting President of Integrated Neuroscience Consortium, a specialty site management organization start-up, from January 1997 to September 1997. From September 1990 to September 1996, Ms. Cannon was employed at ClinTrials Research Inc. ("ClinTrials"), a contract research organization formed in 1990 by Ms. Cannon and others. From January 1993 to September 1996, she served as Executive Vice President at ClinTrials, where she was responsible for pharmaceutical, device and biotechnology business development. Prior to that, she served as

Chief Operating Officer of ClinTrials' Nashville operations from September 1990 to December 1992.

     W. HUDSON CONNERY, JR. (age 51) - Mr. Connery has served as a Director of the Company since October 1996. From March 1997 to July 1997, he served as interim Chairman of the Board of the Company. Since March 1999, Mr. Connery has been President and Chief Executive Officer of Essent Healthcare, Inc., an owner and operator of acute care hospitals. From June 1995 to October 1998, Mr. Connery was the Chairman of the Board, President and Chief Executive Officer of Arcon Healthcare Inc., ("Arcon"). In September 1998, Arcon filed a voluntary petition under Chapter 11 of the Federal Bankruptcy laws to reorganize its debts. Arcon subsequently withdrew its petition and entered into a voluntary liquidation of its business. From August 1991 to April 1995, Mr. Connery was Senior Vice President and Chief Operating Officer and a director of Health Trust, the Hospital Company.

     RICHARD B. FONTAINE (age 57) - Mr. Fontaine has served as a Director of the Company since April 1998. From March 1997 to October 1997, Mr. Fontaine was a consultant to the Company. Since 1992, Mr. Fontaine has been an adjunct professor at Westminster College, Salt Lake City, Utah. From June 1995 to September 1995, he served as interim Chief Executive Officer of Health Advantage, Inc., a diabetes management subsidiary of VIVRA Specialty Partners, Inc. In 1993, he served as interim Chief Executive Officer of Vivocell Therapy, Inc.

     PETER T. GARAHAN (age 54) - Mr. Garahan has served as a Director of the Company since April 1998. In March 2001, he became Vice Chairman of Teligent, Inc., a broadband services company. From December 1997 to December 1999 he was Executive Vice President and Chief Operating Officer of Amteva Technologies, Inc., an internet voice application services company. Since 1997, he has been a Principal of The Ryegate Group, a business and financial consulting firm. From 1992 to 1996, Mr. Garahan was President of Mitchell Medical (formerly Medical Decision Systems, Inc.), an information technology provider of automated medical utilization review products and services to the insurance industry and since 1994, a division of Mitchell International. From 1994 to 1996, he served as Executive Vice President - Sales and Marketing of Mitchell International. Mr. Garahan also serves as a director of Condor Technology Solutions, Inc., Amteva Technologies, Inc. and National Medical Advisory Services, Inc.

     JOHN M. NEHRA (age 52) - Mr. Nehra has served as Chairman of the Board since July 1997 and a Director of the Company since November 1992. Since 1989, Mr. Nehra has been the managing general partner of Catalyst Ventures, Limited Partnership, a venture capital limited partnership. Since September 2000, he has been a special partner of New Enterprise Associates VI, VII, and VIII Limited Partnerships ("NEA"), a venture capital limited partnership. From December 1993 to September 2000 Mr. Nehra was a general partner of NEA. Mr. Nehra also serves as a director of Iridex Corporation and eBenx Corporation.

     ANDRE G. PERNET, PH.D. (age 56) - Dr. Pernet has served as a Director of the Company since February 1999. Since August 2000, Dr. Pernet has been the Chief Executive Officer of Genset, S.A., a biotechnology company dedicated to the discovery of genes as targets for discovering drugs in the neuroscience and metabolic diseases. Dr. Pernet spent 25 years with Abbott Laboratories ("Abbott") most recently as Corporate Vice President, Research and Development, Pharmaceutical Products Division, where he was responsible for basic research and all phases of worldwide development of drugs. Dr. Pernet retired from Abbott effective March 1999. Dr. Pernet also serves as director of Stemcell Pharma.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board of Directors has established Audit and Compensation Committees. The Company does not have a nominating committee.

     The Audit Committee supervises and reviews the Company's accounting and financial practices, makes recommendations to the Board of Directors as to the nomination of independent auditors, confers with the independent auditors regarding the scope of their proposed audits and their audit findings, reports and recommendations, reviews the Company's financial controls, procedures and practices, and approves all non-audit services by independent auditors. The current members of the Company's Audit Committee are Messrs. Connery, Garahan and Nehra. The Audit Committee met four times during the year ended December 31, 2000.

     The Compensation Committee sets the actual compensation for the Chief Executive Officer, sets the compensation policies for all executive officers of the Company, and reviews the recommendations of the Chief Executive Officer regarding compensation for other employees. The Compensation Committee's goal is to establish compensation policies and programs that will attract and retain highly qualified executives and that closely align the financial interests of these executives with long-term shareholder interests. The Compensation Committee also administers the Company's Stock Option Plan of 1993 (the "1993 Stock Option Plan"), the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"), the Celeris Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"), and the 2000 Stock Option Plan as well as any other stock option plans implemented by the Company. All decisions of the Compensation Committee, including the grant of stock options, are submitted to and approved by the full Board of Directors. The Compensation Committee is composed solely of directors who constitute "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In 2000, the members of the Company's Compensation Committee were Messrs. Fontaine and Nehra and Dr. Pernet. The Compensation Committee met once during the year ended December 31, 2000.

     During the year ended December 31, 2000, the Board of Directors of the Company held five regular meetings. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees upon which such director served during the year ended December 31, 2000. The Board of Directors and committees also acted from time to time by written consent in lieu of meetings.

DIRECTOR COMPENSATION

     Non-employee directors receive an annual retainer of $24,000 for membership on the Board of Directors, which includes compensation for membership on committees of the Board. Directors employed by the Company receive no fees solely for their service to the Company as director. Under the 1995 Director Plan, upon first being elected to the Board of Directors, all new directors who are not full-time employees receive an option to purchase 2,222 shares of Common Stock, and each non-employee director on the day after each annual meeting of the Company's shareholders automatically receives an option to purchase an additional 667 shares of

Common Stock. Stock options are granted under the 1995 Director Plan with an exercise price equal to the fair market value of the Common Stock at the grant date, vest over a one-year period and expire after ten years. In addition, the Company reimburses reasonable travel, lodging and other incidental expenses incurred by the directors in attending meetings of the Board of Directors and committees.

                                   PROPOSAL 2:
           APPROVAL OF THE FIRST AMENDMENT TO THE CELERIS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         The Celeris Corporation Employee Stock Purchase Plan (the "Purchase Plan") was initially approved by the shareholders in 1999 and provided for the issuance of up to 500,000 Common Shares. The Purchase Plan provides for the purchase of Common Shares by employees of the Company and of its designated Affiliates at the end of any purchase period (the "Purchase Period"). On July 26, 1999, the Board of Directors declared a one-for-three reverse stock split applicable to shareholders of record July 29, 1999. Taking into account the July 29, 1999 reverse stock split, there are currently 166,667 shares of Common Stock authorized for issuance under the Purchase Plan. It is anticipated that all of these shares will have been acquired under the Purchase Plan by eligible employees before the year-end. Consequently, on April 9, 2001, the Board of Directors approved an amendment to the Purchase Plan, subject to shareholder approval, that provides for the issuance of an additional 165,000 shares of Common Stock under the Purchase Plan.

         There are no other material amendments to the Purchase Plan. The affirmative vote a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be necessary for approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO APPROVE THE AMENDMENT TO THE PURCHASE PLAN.

DESCRIPTION OF THE PURCHASE PLAN

         The following summary of the Purchase Plan is qualified in its entirety by reference to the full text of the plan, which is incorporated herein by reference to the Company's previous filings with the Securities and Exchange Commission, and the Amendment to the Purchase Plan attached hereto as Exhibit A. Capitalized terms used herein but not defined have the meaning set forth in the Purchase Plan.

         The purpose of the Purchase Plan is to provide employees of the Company and designated Affiliates with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

         The Purchase Plan is administered by the Compensation Committee of the Board of Directors or such other committee as established by the Board of Directors (the "Committee"). The Committee has full authority to interpret the Purchase Plan and establish rules and regulations for the administration of the Purchase Plan. Decisions of the Committee are final and binding on all parties who have an interest in the Purchase Plan. The Board of Directors may exercise the Committee's powers and duties under the Purchase Plan.

         The Purchase Plan permits Common Stock to be sold to participating employees on the last business day of any Purchase Period at a price equal to the lesser of (i) 85% of the fair market value of Common Stock on the first business day of the Purchase Period or (ii) 85% of the fair market value of Common Stock on the last business day of each Purchase Period. The first Purchase Period began on January 1, 1999 and ended on the last business day of June 1999. Thereafter, each six-month Purchase Period begins on the first business day in each of January and July of each year and ends on the last business day in each of June and December of each year.

         Any employee of the Company or designated Affiliate (other than any employee whose customary employment is less than 20 hours per week or any employee who has not been employed by the Company or its Affiliates for more than three (3) months) is eligible to participate in the Purchase Plan. As of April 2, 2001, there were approximately 89 persons who were eligible to participate in the Purchase Plan, the Company had issued 127,918 Common Shares to Purchase Plan participants, and there are 38,749 shares available for future issuances. Since the Purchase Plan was enacted, no executive officers have purchased Common Shares under the Purchase Plan.

         The Purchase Plan originally provided for the issuance of up to 166,667 Common Shares, subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split, merger, consolidation or otherwise. If the amendment to the Purchase Plan is approved, there will be an additional 165,000 Common Shares available for issuance under the Purchase Plan. The Common Shares to be sold under the Purchase Plan may be authorized but unissued shares or shares acquired in the open market or otherwise. No participant may purchase (a) more than 60,000 shares under the Purchase Plan for a given Purchase Period or (b) shares having a fair market value (determined at the beginning of each Purchase Period) exceeding $25,000 under the Purchase Plan and all other employee stock purchase plans (if any) for any calendar year. The closing price of the Company's Common Shares on April 2, 2001, as reported by the Nasdaq National Market System, was $0.7344 per share.

         Participating employees may direct the Company to make payroll deductions of any whole percentage from 1% through 15% of their current, regular compensation (excluding annual bonuses, expense allowances and all other forms of special compensation) for each pay period during the Purchase Period. Participating employees may voluntarily withdraw from the Purchase Plan at any time (although no employee may enroll again after a withdrawal until commencement of the next Purchase Period). Upon such voluntary withdrawal, the participant may elect to either (a) have the entire credit balance in such participant's account be paid to the participant in cash within 30 days, or (b) have the entire credit balance in such account's plan be held in the account until used to purchase shares at the end of the Purchase Period. Upon a participant's termination of employment with the Company or a subsidiary for any reason, participation in the Purchase Plan will cease. In the event of termination due to death, the participant's estate may elect to have the balance of the participant's share purchase account paid, in cash, to the participant's estate or a designated beneficiary within 30 days after the end of the Purchase Period during which such termination occurred. In the event of any termination other than termination due to death, the balance of the participant's share purchase account will be paid, in cash, to the participant within 30 days after such termination. Promptly after the last day of each Purchase Period and subject to any terms and conditions the Committee may impose, the Company will cause the Common Stock purchased to be issued to the participants. All Common Stock issued under the Plan will be issued in uncertificated form.

         Unless earlier discontinued or terminated by the Board of Directors, the Purchase Plan shall automatically terminate when all of the Common Shares issuable under the Purchase Plan have been sold. The Purchase Plan permits the Board of Directors to amend or discontinue the Purchase Plan at any time, except that prior shareholder approval will be required for any amendment which would
(a) authorize an increase in the number of shares of Common Stock which may be purchased under the Purchase Plan, (b) permit the issuance of Common Stock before payment in full is received, (c) increase the rate of payroll deductions above 15% of compensation, (d) reduce the price per share at which the Common Stock may be purchased, or (e) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Purchase Plan.

         The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the approval of the amendment to the Celeris Corporation Employee Stock Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO APPROVE THE AMENDMENT TO THE CELERIS CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company, other than Ms. Cannon whose information is set forth above.

      Name             Age                           Position
      ----             ---                           --------
Donald F. Fortin        43     Vice President
Paul R. Johnson         35     Vice President, Chief Financial Officer & Secretary

DONALD F. FORTIN, M.D.

     Dr. Fortin joined Celeris in December of 1996 as Vice President. In 1995, Dr. Fortin co-founded Cordillera, LLC, a joint venture between Duke University and the Company, which was eventually acquired by the Company in 1996. From 1991 to 1996, Dr. Fortin served as Director of Data Management of the Duke University Databank for Cardiovascular Diseases. Dr. Fortin also practiced as a cardiologist from 1991 to 1998, and served within the division of Cardiology at Duke University Medical Center as an Assistant Professor of Medicine from 1993 to 1999, and is currently an Adjunct Clinical Professor of Medicine.

PAUL R. JOHNSON

     Mr. Johnson joined Celeris in April of 1998 as Vice President, Chief Financial Officer & Secretary. From 1997 to 1998, Mr. Johnson was Vice President and Chief Financial Officer for Cardiology Partners of America, a physician practice management organization. In this role, Mr. Johnson directed all aspects of the company's financial operations. From 1992 to 1997, Mr. Johnson served as Corporate Controller for ClinTrials Research Inc., a clinical research services organization, where he was responsible for corporate financial reporting and extensively involved with the company's public offerings and acquisitions. Mr. Johnson is a Certified Public Accountant.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     The Compensation Committee intends to make the Company's executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of the Company's Common Stock. The Compensation Committee also seeks to control the Company's fixed salary costs and to enhance the Company's annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving Company and individual performance goals. In establishing the Company's compensation policies, the Compensation Committee also considers information regarding compensation levels and practices at other companies in the clinical research service industry, which the Compensation Committee regards as comparable to the Company. Although the Compensation Committee does not establish specific targets for compensation for the Company's executive officers relative to executive officers at comparable companies, the Compensation Committee believes that the compensation for the Company's executive is competitive with executive compensation for such comparable companies.

EXECUTIVE OFFICER COMPENSATION

     The annual compensation package of executive officers of the Company provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to Company performance and individual performance. The Company also provides long-term equity based compensation generally through participation in the 1993 Stock Option Plan and will continue to provide through the 2000 Stock Option Plan. This assures that key management employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's long-term stock price appreciation and that the interests of executive officers are aligned with those of the Company's shareholders.

     Base Salary. The Company competes for talented executives with a wide variety of companies. Executive officer's base salaries reflect their positions and experience, as well as the compensation package required to attract them to the Company in light of relevant market factors. Annual base salary increases for executive officers are established as a result of an analysis of each executive's individual performance during the prior year, the overall performance of the Company during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. The Company believes that current executive officer salaries are competitive with comparable companies.

     Annual Bonus. To control fixed salary costs and reward annual performance, the Company pays annual bonuses to executive officers for achieving Company and individual performance goals. In setting annual bonus awards, the Compensation Committee considers, among other factors, the Company's revenue growth, the development and expansion of its business, improvement of management structures and general management objectives. Actual awards are recommended by the Chief Executive Officer and approved by the Compensation Committee based on its assessment of each executive's individual performance and responsibility for the Company's financial and business condition.

     Stock Options. The 1993 Stock Option Plan and the 2000 Stock Option Plan permit grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four or five year period depending on the date of issuance, and expire after ten years. Non-qualified stock options are granted with exercise prices established by the Board of Directors, typically the fair market value on the grant date. Non-qualified stock options vest from immediately after the date of grant up to five years after the date of grant and expire after ten years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in the Company. In determining the actual size of stock option awards under the Stock Option Plans, the Compensation Committee considers the value of the stock on the date of grant, competitive practices, the executive's stock holdings, the amount of options previously granted to the executive, individual performance and the Company's performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Barbara A. Cannon. Ms. Cannon became the President and Chief Executive Officer of the Company on October 6, 1997. Ms. Cannon and the Company entered into an employment agreement, dated October 6, 1997, which is described under the heading, "EXECUTIVE COMPENSATION-Employment Contracts and Termination of Employment Arrangements."

     The Compensation Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to the Company as well as provide a compensation level and structure necessary to obtain an executive with Ms. Cannon's experience and credentials. Ms. Cannon's employment agreement provides for an annual salary of $195,000 and a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets established by the Board of Directors, after consultation with Ms. Cannon, prior to each fiscal year. Effective January 2000, Ms. Cannon's annual salary was increased to $225,000. No bonus was awarded for 2000. Ms. Cannon's employment agreement also provides for a promissory note in the amount of $200,000 for the purchase of Company stock. The principal and interest due under the promissory note is reduced based on Ms. Cannon's continued employment with the Company, which in 2000 resulted in compensation of $54,283.

     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction of $1 million per year for compensation paid to executive officers named in the "Summary Compensation Table" unless certain requirements are met. Section 162(m) did not affect the deductibility of compensation paid to the Company's executive officers in 2000. The Compensation Committee, along with the Company, will continue to evaluate the Company's compensation plans and programs in view of the Section 162(m) limitation. The Compensation Committee may at some point in the future approve executive compensation, including incentive compensation, which exceeds the deductibility limits established under Section 162(m) of the Code.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                                             RICHARD B. FONTAINE
                                                                   JOHN M. NEHRA
                                                          ANDRE G. PERNET, ph.D.
                                       The Members of the Compensation Committee



                     AUDIT COMMITTEE REPORT AND DISCLOSURES

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. Among other things, the Audit Committee reviews and discusses with management and with the Company's outside auditors the results of the year-end audit of the Company, including the audit report and audited financial statements.

         All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the requirements of The Nasdaq Stock Market. The Board of Directors has adopted a written charter of the Audit Committee, which is included as Exhibit B to this proxy statement.

         In connection with its review of the Company's audited financial statements for the fiscal year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as amended by SAS 90. In addition, the Audit Committee received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees) and discussed with Arthur Andersen LLP their independence from the Company.

The Audit Committee has determined that the provision of non-audit services rendered by Arthur Andersen LLP to the Company is compatible with maintaining the independence of Arthur Andersen LLP from the Company.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                          W. HUDSON CONNERY, JR.
                                                                PETER T. GARAHAN
                                                                   JOHN M. NEHRA
                                              The Members of the Audit Committee

AUDITOR'S FEES

For the fiscal year ended December 31, 2000, the total fees paid to our auditors, Arthur Andersen LLP, were as follows:

Audit Fee. For professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year, the Company was billed aggregate fees of $103,000.

Financial Information Systems Design and Implementation Fees. For the year ended December 31, 2000, Arthur Andersen LLP did not render professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees. For the year ended December 31, 2000, for all other services rendered by Arthur Andersen LLP, including an ERISA benefit plan audit, tax services and services related to the filing of a registration statement on Form S-8, the Company was billed aggregate fees of $39,500.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years ended December 31, 2000, 1999 and 1998 awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company whose salary and bonus earned in 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                     Annual Compensation                  Long-Term Compensation
                                       -----------------------------------------------------------------------------
                                                                           Other Annual    Securities     All Other
                                                                           Compensation    Underlying   Compensation
     Name and Principal Position          Year    Salary($)    Bonus           ($)(1)      Options(#)        ($)
--------------------------------------------------------------------------------------------------------------------
Barbara A. Cannon                         2000     225,000         --         54,283(2)          --           --
President and Chief Executive Officer     1999     195,000     50,000         57,979(2)     200,000           --
                                          1998     195,000     25,000         77,070        100,000           --

Donald F. Fortin, M.D                     2000     180,263         --             --             --           --
Vice President                            1999     156,750     25,000             --         50,000           --
                                          1998     156,862         --             --         20,000           --

Paul R. Johnson                           2000     165,000         --             --             --           --
Vice President, Chief Financial           1999     125,000     25,000             --         50,000           --
Officer and Secretary                     1998      99,520         --             --         46,667           --


(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the applicable Named Executive Officer for such year.

 (2) Represents forgiveness of principal and interest on Promissory Note between Ms. Cannon and the Company. See description under the caption "Compensation of Chief Executive Officer."

     The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended December 31, 2000.

STOCK OPTIONS, AWARDS, EXERCISES AND HOLDINGS

     The Company made no stock option grants during the year ended December 31, 2000 to any of the Named Executive Officers.

OPTION EXERCISES AND HOLDINGS

     The following table provides information concerning the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 2000 and unexercised options held by the Named Executive Officers as of the end of the fiscal year ended December 31, 2000.

                       OPTION VALUES AT DECEMBER 31, 2000

                                                            Number of Unexercised          Value of Unexercised
                                                                 Options at               In-the-Money Options at
                                                            December 31, 2000(#)          December 31, 2000($)(1)
                                                            -------------------------------------------------------
                             Shares Acquired     Value
                               on Exercise     Realized
      Name                        (#)            ($)       Exercisable   Unexercisable  Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------
Barbara A. Cannon                  --             --        233,584       133,416           --             --
Donald F. Fortin, M.D.             --             --        128,582        28,418           --             --
Paul R. Johnson                    --             --         56,666        40,001           --             --

----------------------------

(1) The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 2000, based on the closing price of the Common Stock as reported on the Nasdaq National Market and the applicable exercise prices for such options. At December 31, 2000, the closing price of the Common Stock was $0.688.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Ms. Cannon. In October 1997, the Company entered into an employment agreement with Ms. Cannon, as the Company's President and Chief Executive Officer, pursuant to which she agreed to provide services to the Company for an annual salary of $195,000. Ms. Cannon is also eligible to receive a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets. The employment agreement provides for a two-year term with an automatic renewal unless either party gives written notice of its intent not to renew the agreement. The employment agreement may be terminated (i) upon the death or disability of Ms. Cannon, (ii) by the Board of Directors for "Cause" or without "Cause," or (iii) by Ms. Cannon for "Good Reason" or without "Good Reason." If Ms. Cannon's termination is without "Cause" or for "Good Reason," the Company will continue to provide to Ms. Cannon her base salary and health insurance benefits for a period of eighteen months following the date of such termination. If, within twelve months after a "Change in Control" of the Company, the Company terminates Ms. Cannon's employment, except for "Cause," or Ms. Cannon terminates her employment for "Good Reason," the Company will pay to Ms. Cannon an amount in cash equal to two times her annual base salary in effect immediately prior to the "Change in Control."

     In connection with her employment, Ms. Cannon agreed to purchase 36,364 shares of Common Stock, payment for which was in the form of a promissory note in favor of the Company in principal amount of $200,000 (the "Promissory Note") and $100,000 cash. Under the terms of the Promissory Note, the unpaid principal amount and all accrued interest is due and payable on October 8, 2001. However, pursuant to the terms of the Promissory Note, the principal amount due was reduced by $50,000 on October 8, 1998 and all interest accrued on that date was forgiven as the condition that Ms. Cannon remain with the Company was met. From October 8, 1998, the principal amount due has been and will be reduced each calendar month that Ms. Cannon continues to be employed by the Company in an amount of $4,167 and all interest accrued through such date will be forgiven. As of February 28, 2001, the principal amount due under the Promissory Note was $33,333. The Promissory Note is secured by a security interest in 24,242 shares of the Common Stock purchased by Ms. Cannon.

     Dr. Fortin. In December 2000, the Company entered into an employment agreement with Dr. Fortin. Dr. Fortin agreed to provide services to the Company for an initial annual base salary of $180,263 for a three-year term. The employment agreement may be terminated upon the death or disability of Dr. Fortin or by the President/CEO for "Cause" or without "Cause." If Dr. Fortin's termination is without "Cause" the Company will continue to pay to Dr. Fortin his base salary for a period of twleve months following the date of such termination. If, within twelve months after a "Change in Control" of the Company, the Company terminates Dr. Fortin's employment, except for "Cause," or Dr. Fortin terminates his employment for "Good Reason," the Company will pay to Dr. Fortin an amount in cash equal to one year of his annual base salary in effect immediately prior to the "Change in Control."

     Mr. Johnson. In January 2001, the Company entered into a change in control severance agreement with Mr. Johnson. The agreement has a two-year term. If, during this term and within twelve months after a "Change in Control" of the Company, the Company terminates Mr. Johnson's employment, except for "Cause," or Mr. Johnson terminates his employment for "Good Reason," the Company will pay to Mr. Johnson an amount in cash equal to one year of his annual base salary in effect immediately prior to the "Change in Control."

STOCK PRICE PERFORMANCE GRAPH AND TABLE

     The following graph and table compare the cumulative total shareholder return of $100 invested on January 1, 1996 in (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S. Stock Index") and (c) the CRSP Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Index"). The table assumes the reinvestment of all dividends.




----------------------------------------------------------------------------------
                                         1995    1996   1997    1998   1999   2000
----------------------------------------------------------------------------------
Celeris Corporation                       100      36      7       4      2      1
----------------------------------------------------------------------------------
Nasdaq Stock Market (US Companies)        100     123    151     213    395    238
----------------------------------------------------------------------------------
Nasdaq Health Services Stocks
SIC 8000-8099 US & Foreign                100     100    103      87     70     96
----------------------------------------------------------------------------------

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of February 28, 2001 (unless otherwise indicated), information regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all Directors and executive officers as a group. Except as otherwise indicated, all persons listed below have sole voting and investment powers with respect to the shares indicated:

            NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER             PERCENT(1)
            ------------------------------------                            ------             ---------
John M. Nehra(2)(3)
1119 St. Paul Street
Baltimore, MD 21202                                                          452,364              14.3%

Catalyst Ventures, Limited Partnership
and New Enterprise Associates VI,
Limited Partnership(4)
1119 St. Paul Street
Baltimore, MD 21202                                                          419,026              12.6%

Dimensional Fund Advisors(5)
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401                                                       246,263              7.4%

Barbara A. Cannon(6)
Celeris Corporation
1801 West End Avenue, Suite 750
Nashville, TN 37203                                                          269,947              8.0%

Donald F. Fortin, M.D.(7)
Celeris Corporation
5150 McCrimmon Parkway, Suite 405
Morrisville, NC 27560                                                        131,082              4.0%

Richard B. Fontaine(8)
155 Webster Ct.
Park City, UT 84060                                                           24,306              *

Paul R. Johnson(9)
Celeris Corporation
1801 West End Avenue, Suite 750
Nashville, TN 37203                                                           56,666              1.8%

W. Hudson Connery, Jr.(10)
5520 South Stanford
Nashville, TN 37215                                                           11,223              *

Peter T. Garahan(11)
10200 Akhpamar Dr.
Great Falls, VA 22066                                                        5,556                *

Andre Pernet, Ph.D.(12)
1221 South Estate Lane
Lake Forest, IL 60045                                                        7,556                *

All Executive Officers and Directors as a group (8 persons)(13)            958,700              26.6%

-------------------

* Represents beneficial ownership of less than 1%.

(1) Shares of Company Common Stock subject to options exercisable within 60 days of February 28, 2001 ("Currently Exercisable Options") are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)  Includes 32,779 shares issuable pursuant to Currently Exercisable Options.

(3) Includes shares owned by Catalyst Ventures, Limited Partnership ("Catalyst") and New Enterprise Associates, VI ("NEAVI"). Mr. Nehra, a director of the Company, is managing general partner of Catalyst. He is also a special partner of NEAVI. By virtue of these positions, Mr. Nehra may be deemed to share voting and investment control over the shares owned by Catalyst and NEAVI. Therefore, Mr. Nehra may be deemed a beneficial owner of those shares. Mr. Nehra disclaims any beneficial ownership of such shares.

(4) By virtue of their relationship as affiliated partnerships, Catalyst and NEAVI may be deemed to share voting and investment control over such shares. Therefore, each of Catalyst and NEAVI may be deemed to beneficially own all of such shares. Each of Catalyst and NEAVI disclaims beneficial ownership of any shares, which it does not hold of record.

(5) Based solely on a Schedule 13G, dated February 2, 2001, Dimensional Fund Advisors is record holder of 246,263 shares. Dimensional Fund Advisors is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and furnishes advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares owned.

(6)  Includes 233,584 shares issuable pursuant to Currently Exercisable Options.

(7)  Includes 128,582 shares issuable pursuant to Currently Exercisable Options.

(8)  Includes 14,306 shares issuable pursuant to Currently Exercisable Options.

(9)  Includes 56,666 shares issuable pursuant to Currently Exercisable Options.

(10) Includes 4,890 shares issuable pursuant to Currently Exercisable Options.

(11) Includes 4,223 shares issuable pursuant to Currently Exercisable Options.

(12) Includes 3,556 shares issuable pursuant to Currently Exercisable Options.

(13) Includes 478,586 shares issuable pursuant to Currently Exercisable Options.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending December 31, 2001. A representative of that firm will be present at the meeting and will have the opportunity to make a statement if he so desires and to respond to questions.

                          SHAREHOLDER PROPOSALS FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders to be held in 2002 and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203, Attention:
Secretary, in such manner so that such notice was received by the Company by December 22, 2001. Any such proposal must have been in the form required under the rules and regulations promulgated by the Securities and Exchange Commission. In addition, the form of proxy issued with the Company's 2001 Proxy Statement will confer discretionary authority to vote for or against any proposal made by a shareholder at the 2002 Annual Meeting which is not included in the 2002 Proxy Statement. However, under the rules of the Securities and Exchange Commission, such discretionary authority may not be exercised if the shareholder proponent has not given the Secretary of the Company notice of such proposal prior to February 5, 2002 and certain other conditions provided for in the rules of the Securities and Exchange Commission exist.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 2000. The Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were satisfied.

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the person named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                          By Order of the Board of Directors,

                                          /s/ Barbara A. Cannon
                                          -------------------------------------
Nashville, Tennessee                      Barbara A. Cannon
April 23, 2001                            President and Chief Executive Officer

                                    EXHIBIT A

                   FIRST AMENDMENT TO THE CELERIS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         The Celeris Corporation Employee Stock Purchase Plan (the "Plan") was approved by the Board of Directors of Celeris Corporation (the "Company") on November 3, 1998, and by the Shareholders of the Company on May 25, 1999. The Plan originally provided that 500,000 shares of the Company's common stock, $.01 par value, ("Stock") could be issued under the Plan. Pursuant to a one-for-three reverse stock split that occurred on July 29, 1999 and by operation of Section 11.01, the Plan now provides that 166,667 shares of Stock may be issued under the Plan. Section 9.02 of the Plan provides that the number of shares of Stock that may be issued under the Plan may be amended by approval of the Board of Directors and the Shareholders. The Board of Directors and the Shareholders have approved an amendment to the Plan increasing the number of shares of Stock that may be issued under the Plan to 331,667 shares.

         THEREFORE, the Plan shall be amended by deleting Section 10.03 in its entirety and replacing it with a new Section 10.03 so that, as amended, said
Section 10.03 shall read as follows:

                  Section 10.03 Stock to be Sold. The Stock to be issued and sold under the Plan may be treasury Stock or authorized but unissued Stock, or the Company may go into the market and purchase Stock for sale under the Plan. Except as provided in
                  Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed 331,667 shares.

         Except as expressly modified and amended by this amendment, the provisions of the Plan shall remain in full force and effect as of the date hereof.

                                    EXHIBIT B

                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                               CELERIS CORPORATION
                                     CHARTER

ORGANIZATION

The Audit Committee shall be composed of current members of Celeris Corporation (the "Corporation") Board of Directors (the "Directors") who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Directors, would interfere with their exercise of independent judgement as a committee member.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Corporation's Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and financial reporting practices of the Corporation. This shall include the Corporation's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors and the financial management of the Corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

- Select, evaluate, and replace the independent accountant, considering independence and effectiveness and approve the fees to be paid to the independent accountants. The independent accountant is ultimately accountable to the Board of Directors and the Audit Committee of the Company. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

- Ensure the independent auditors submit a formal written statement regarding relationships and services that may impact independence and discuss any relevant matters with the independent auditors.

- Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

- Review with the independent auditors the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

- Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

- Oversee management in establishing and maintaining processes to assure compliance by the Corporation with all applicable laws, regulations and company policies.

- Review the financial statements contained in the annual report to the shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statement to be presented to the shareholders. Any changes in accounting principles should be reviewed.

- Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

- Review accounting and financial staffing and succession planning with the Company.

- Submit the minutes of all meetings of the Audit Committee to or discuss the matters discussed at each committee meeting with the Directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 30, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Barbara A. Cannon and Paul R. Johnson, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Shareholders of Celeris Corporation, to be held on May 30, 2001, at 10:00 a.m. Central Daylight Time, at Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, 37203 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)  ELECTION OF DIRECTORS
     [ ]  FOR all nominees listed below (except as           [ ]  WITHHOLD AUTHORITY to vote for all nominees listed
          indicated to the contrary below)                        below
     (INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below)
     Barbara A. Cannon, W. Hudson Connery, Jr., Richard B. Fontaine, Peter T. Garahan, John M. Nehra, Andre G.
                                                   Pernet, Ph.D.
(2)  APPROVE THE FIRST AMENDMENT TO THE CELERIS CORPORATION EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF
     SHARES AVAILABLE FROM 166,667 TO 331,667.
                                 [ ]  FOR                      [ ]  AGAINST                      [ ]  ABSTAIN
(3)  In their discretion, on such other matters as may properly come before the meeting.
                         [ ]  FOR DISCRETION               [ ]  AGAINST DISCRETION               [ ]  ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE CELERIS CORPORATION EMPLOYEE STOCK PURCHASE PLAN AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                  Dated:                  , 2001
                                                        ------------------

                                                  ------------------------------

                                                  Dated:                  , 2001
                                                        ------------------

                                                  ------------------------------
                                                  Signatures of shareholder(s)
                                                  should correspond exactly with
                                                  the name printed hereon. Joint
                                                  owners should each sign
                                                  personally. Executors,
                                                  administrators, trustees,
                                                  etc., should give full title
                                                  and authority.